Exhibit 15.6

[Verstegen accountants en belastingadviseurs Letterhead]

To the board of directors and shareholders of
Magic Benelux B.V.
Pelrnolen 17
3994 XX HOUTEN

Dordrecht, April 24, 2009

Ref.: KH/VK/JV

Dear Sirs,

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 30, 2009, including in this annual report of Formula Systems (1985) Ltd. on Form 20-F for the year ended December 31, 2008.

On behalf of Verstegen accountants en belastingadviseurs,

/s/ Drs. L.K. Hoogendoorn RA MGA ———————————————— Drs. L.K. Hoogendoorn RA MGA.